EX-99.B-77Q1(a)

SUB-ITEM 77Q1(a): Material amendments to the registrant’s charter or by-laws.

IVY FUNDS

Supplement dated June 8, 2016 to the

Ivy Apollo Strategic Income Fund and Ivy Apollo Multi-Asset Income Fund Prospectus

dated January 29, 2016

and as supplemented March 2, 2016 and March 30, 2016

The following is inserted as a new paragraph following the final bullet point of the “Portfolio Managers” section for Ivy Apollo Multi-Asset Income Fund on page 18:

Effective September 1, 2016, Mr. Pauley will no longer serve as a manager of the Fund. At that time, Lisa L. Kaufman, Portfolio Manager of LaSalle, will become a co-manager of the Fund.

The following is inserted following the final sentence of the seventh paragraph of the “The Management of the Funds — Portfolio Management — Ivy Apollo Multi-Asset Income Fund” section on page 41:

Effective September 1, 2016, Mr. Pauley will no longer serve as a manager of the Fund. At that time, Lisa L. Kaufman will become a co-manager of the Fund. Biographical information for Ms. Kaufman is listed below.

The following is inserted as a new paragraph following the second full paragraph of the “The Management of the Funds — Portfolio Management — Ivy Apollo Multi-Asset Income Fund” section on page 42:

Lisa L. Kaufman is a Managing Director of LaSalle. She is a North America Deputy Portfolio Manager and Senior Analyst. In her current role, she is responsible for research coverage and security analysis of approximately one-third of the U.S. REIT industry including the regional mall, shopping center, net lease and industrial companies. Effective September 1, 2016, Ms. Kaufman’s responsibilities will include managing separate account portfolios of public North American property companies and the North American portion of LaSalle’s global securities portfolio accounts. Ms. Kaufman received an MBA in Finance from Columbia Business School and an AB in Urban Studies and Political Science from Brown University. She joined LaSalle in 1994.

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IVY FUNDS

Supplement dated September 30, 2016 to the

Ivy Apollo Strategic Income Fund and Ivy Apollo Multi-Asset Income Fund Prospectus

dated January 29, 2016

and as supplemented March 2, 2016, March 30, 2016 and June 8, 2016

Effective immediately, the following replaces the “Portfolio Managers” section for Ivy Apollo Multi-Asset Income Fund on page 18:

Portfolio Managers

Each of the following has managed all or a portion of the Fund since its inception in October 2015:

∎ Philip J. Sanders, President and Chief Investment Officer of IICO

∎ Mark G. Beischel, Senior Vice President of IICO

∎ Chad A. Gunther, Senior Vice President of IICO

∎ Robert E. Nightingale, Senior Vice President of IICO

∎ James Zelter, President of Apollo

∎ George J. Noon, CFA, Portfolio Manager of LaSalle

∎ Stanley J. Kraska, Jr., Portfolio Manager of LaSalle

∎ Matthew Sgrizzi, CFA, Portfolio Manager of LaSalle

∎ Lisa L. Kaufman*, Portfolio Manager of LaSalle

*	Ms. Kaufman assumed co-investment management responsibilities for Ivy Apollo Multi-Asset Income Fund effective September 1, 2016.

Effective immediately, the following replaces the first paragraph of “The Management of the Funds — Portfolio Management” section for Ivy Apollo Multi-Asset Income Fund on page 41:

Philip J. Sanders, Mark G. Beischel, Chad A Gunther, Robert E. Nightingale, James Zelter, George J. Noon, Stanley J. Kraska, Matthew Sgrizzi and Lisa L. Kaufman are primarily responsible collectively for the day-to-day management of Ivy Apollo Multi-Asset Income Fund. Mr. Sanders has held his Fund responsibilities since October 2015. Mr. Sanders is President, CEO and Chairman of WRIMCO and IICO and President of the Trust. Effective August 2010, Mr. Sanders was appointed CIO of IICO and WRIMCO and effective February 2011, he was appointed CIO of WDR. Mr. Sanders joined WRIMCO in August 1998 and has served as a portfolio manager for funds managed by WRIMCO since that time. He earned a BA in Economics from the University of Michigan and an MBA from the University of North Carolina at Charlotte. Mr. Sanders is a Chartered Financial Analyst.

Effective immediately, the seventh paragraph of “The Management of the Funds — Portfolio Management” section for Ivy Apollo Multi-Asset Income Fund on page 41 is deleted in its entirety.

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IVY FUNDS

Supplement dated September 30, 2016 to the

Ivy Apollo Strategic Income Fund and Ivy Apollo Multi-Asset Income Fund Statement of Additional Information

dated January 29, 2016

and as supplemented March 2, 2016, March 30, 2016 and June 8, 2016

Effective August 1, 2016, Henry J. Herrmann retired as CEO of Waddell & Reed Financial, Inc. (WDR); and as President, CEO and Chairman of Waddell & Reed Investment Management Company (WRIMCO) and Ivy Investment Management Company (IICO); and was replaced in all such offices by Philip J. Sanders. Mr. Herrmann also resigned as a Director of IICO, WRIMCO, Waddell & Reed Services Company (WISC), W&R Capital Management Group, Inc., Ivy Distributors, Inc. and Waddell & Reed, Inc. and as President of each of the funds in the Fund Complex, and no longer serves as a member of management’s Valuation Committee. Information regarding Mr. Sanders is included below.

The following portfolio management changes are effective as of the dates listed below:

Effective September 1, 2016, Lisa L. Kaufman replaced Keith R. Pauley as one of the co-portfolio managers for Ivy Apollo Multi-Asset Income Fund. All references and information related to Mr. Pauley are deleted in their entirety. As of August 31, 2016, Ms. Kaufman did not manage any accounts and did not own any shares in the Fund Complex.

The following replaces the first row in the “Management of the Trust — Trustees and Officers — Officers” table on page 51:

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE TRUST AND FUND COMPLEX	OFFICER OF TRUST SINCE	OFFICER OF FUND COMPLEX SINCE	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS

Philip J. Sanders* 6300 Lamar Avenue Overland Park, KS 66202 1959	President	2016	2016	CEO of WDR (August 2016 to present); President, CEO and Chairman of IICO and WRIMCO (August 2016 to present); President of each of the funds in the Fund Complex (August 2016 to present); CIO of WDR (February 2011 to present); CIO of IICO and WRIMCO (August 2010 to present)

*	Mr. Sanders was Vice President of the Trust and the Fund Complex from 2006 until his appointment as President in August 2016.

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IVY FUNDS

Supplement dated September 30, 2016 to the

Ivy Emerging Markets Local Currency Debt Fund Statement of Additional Information

dated January 29, 2016

and as supplemented March 2, 2016, March 30, 2016 and June 8, 2016

Effective August 1, 2016, Henry J. Herrmann retired as CEO of Waddell & Reed Financial, Inc. (WDR); and as President, CEO and Chairman of Waddell & Reed Investment Management Company (WRIMCO) and Ivy Investment Management Company (IICO); and was replaced in all such offices by Philip J. Sanders. Mr. Herrmann also resigned as a Director of IICO, WRIMCO, Waddell & Reed Services Company (WISC), W&R Capital Management Group, Inc., Ivy Distributors, Inc. and Waddell & Reed, Inc. and as President of each of the funds in the Fund Complex, and no longer serves as a member of management’s Valuation Committee. Information regarding Mr. Sanders is included below.

The following replaces the first row in the “Management of the Trust — Trustees and Officers — Officers” table on page 45:

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE TRUST AND FUND COMPLEX	OFFICER OF TRUST SINCE	OFFICER OF FUND COMPLEX SINCE	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS

Philip J. Sanders* 6300 Lamar Avenue Overland Park, KS 66202 1959	President	2016	2016	CEO of WDR (August 2016 to present); President, CEO and Chairman of IICO and WRIMCO (August 2016 to present); President of each of the funds in the Fund Complex (August 2016 to present); CIO of WDR (February 2011 to present); CIO of IICO and WRIMCO (August 2010 to present)

*	Mr. Sanders was Vice President of the Trust and the Fund Complex from 2006 until his appointment as President in August 2016.

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IVY FUNDS

Supplement dated September 30, 2016 to the

Ivy Targeted Return Bond Fund Statement of Additional Information

dated January 4, 2016

and as supplemented March 2, 2016, March 30, 2016 and June 8, 2016

Effective August 1, 2016, Henry J. Herrmann retired as CEO of Waddell & Reed Financial, Inc. (WDR); and as President, CEO and Chairman of Waddell & Reed Investment Management Company (WRIMCO) and Ivy Investment Management Company (IICO); and was replaced in all such offices by Philip J. Sanders. Mr. Herrmann also resigned as a Director of IICO, WRIMCO, Waddell & Reed Services Company (WISC), W&R Capital Management Group, Inc., Ivy Distributors, Inc. and Waddell & Reed, Inc. and as President of each of the funds in the Fund Complex, and no longer serves as a member of management’s Valuation Committee. Information regarding Mr. Sanders is included below.

The following replaces the first row in the “Management of the Trust — Trustees and Officers — Officers” table on page 47:

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE TRUST AND FUND COMPLEX	OFFICER OF TRUST SINCE	OFFICER OF FUND COMPLEX SINCE	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS

Philip J. Sanders* 6300 Lamar Avenue Overland Park, KS 66202 1959	President	2016	2016	CEO of WDR (August 2016 to present); President, CEO and Chairman of IICO and WRIMCO (August 2016 to present); President of each of the funds in the Fund Complex (August 2016 to present); CIO of WDR (February 2011 to present); CIO of IICO and WRIMCO (August 2010 to present)

*	Mr. Sanders was Vice President of the Trust and the Fund Complex from 2006 until his appointment as President in August 2016.